UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9440 Santa Monica Blvd., Suite 301, Beverly Hills CA

(Address of principal executive offices)

90210

(Zip code)

(424) 522-9977

(Registrant’s telephone number, including area code)

                                     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WTCG	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Share Exchange Agreement

On June 15, 2021, (the “Effective Date”), W Technologies, Inc., a Delaware corporation (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with (i) KryptoBank Co., a Delaware corporation (“KryptoBank”), (ii) each of the stockholders of KryptoBank (the “KryptoBank Stockholders”) and (iii) Aleksandr Rubin as the representative of the KryptoBank Stockholders (the “Stockholders’ Representative”).

Pursuant to the Share Exchange Agreement, the Company agreed to acquire from the stockholders of KryptoBank all of the shares of common stock, par value $0.0001 per share, of KryptoBank (the “KryptoBank Stock”) held by the KryptoBank Stockholders in exchange for the issuance by the Company to the KryptoBank Stockholders of shares of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”) representing 90% of the issued and outstanding shares of Company Common Stock (the “Exchange”).

The closing of the transactions contemplated in the Share Exchange Agreement, including the Exchange (the “Closing”) is subject to certain closing conditions. Among other customary conditions to the Closing (such as, for example, there being no “material adverse effect” on the part of the Company or KryptoBank between the Effective Date and the Closing), the parties agreed that the Company must file a Schedule 14F-1 with the SEC, and will cause such Schedule 14F-1 to be printed and mailed to the stockholders of the Company at the Company’s expense. Further, KryptoBank must provide the Company with audited financial statements and related auditor reports for each of the two most recently ended fiscal years, as well as any other financial statements (audited or unaudited, as applicable) for any other period required to be included in the Company’s SEC reports following the Closing.

The parties also agreed that, effective at the Closing, the Company’s board of directors (the “Company Board”) will take such actions as required to:

(i)	expand the size of the Company Board to be comprised of a number of persons as determined by KryptoBank and thereafter to name persons directed by KryptoBank as directors on the Company Board; and
(ii)

name persons as directed by KryptoBank as the Chief Executive Officer and as other officers of the Company as directed by KryptoBank, and to remove any officers of the Company currently holding such positions.

Effective as of the Closing, all officers and directors of the Company immediately prior to the appointments and elections described above (currently, Mikael Lundgren, the Company’s sole executive officer and director) will immediately resign from all positions director and officer of the Company.

In addition, the Company also agreed that, at the Closing, certain advisors and service providers to the Company (collectively, the “Advisors”) will be issued a number of shares of Company Common Stock constituting, as of the Closing and immediately following the issuance shares of Company Common Stock in the Exchange, 5.5% of the issued and outstanding shares of Company Common Stock as consideration for services rendered to the Company. The Advisors include Leone Group, LLC, an entity owned and controlled by Laura Anthony of Anthony L.G., PLLC, legal counsel to the Company, and American Capital Ventures, Inc., an entity owned and controlled by Howard Gostfrand.

At the Closing, the parties agreed that all of the directors and officers of the Company at the Closing, the Advisors, and all persons who will be holders of 5% or more of the Company Common Stock as of immediately following the Closing must enter into a lock-up agreement with the Company, pursuant to which such persons shall agree that they shall not sell or transfer (subject to certain customary exceptions) any shares of Company Common Stock for a period of 12 months following the Closing. The Form of Lock-Up Agreement that such persons will enter into is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Further, prior to the Closing, the Company agreed to such convert the shares of Series F Convertible Preferred Stock, par value $0.0001 per share of the Company (the “Series F Stock”) and the debt owed by the Company to Mid Atlantic Capital Associates, Inc. (“MACA”) into 7,678,732 shares of Company Common Stock, so there are no outstanding shares of Series F Stock, and any debt owed by the Company to MACA has been satisfied and forgiven, in each case effective as of the Closing. After such conversion, the Company agreed to withdraw the Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Preferred Stock of the Company, and the Certificate of Designations of Preferences and Rights of Series F Convertible Preferred Stock of the Company, such that the Company has no classes of stock authorized, issued or outstanding other than the Company Common Stock.

The Share Exchange Agreement may be terminated:

●	by mutual written consent of the Company, KryptoBank and the Stockholders’ Representative;

●

by any of the parties if there is in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting consummation of the transactions pursuant to the Share Exchange agreement;

●

by the Company if there has been a material breach of any representation, warranty, covenant or agreement on the part of KryptoBank or its stockholders, and such breach has not been cured within five (5) business days after notice of breach or is not reasonably capable of being cured prior to July 31, 2021,

●

by KryptoBank and the Stockholders’ Representative acting jointly if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company and such breach has not been cured within five (5) business days after notice of breach or is not reasonably capable of being cured prior to July 31, 2021;

●

by the Company or KryptoBank at any time in the event that the either of their due diligence review of the other party (i.e. the Company’s due diligence review of KryptoBank, or KryptoBank’s due diligence review of the Company) is unsatisfactory to the Company or KryptoBank for any reason in their sole discretion; and

●

by either the Company or KryptoBank in event that the closing conditions set forth in the Share Exchange agreement (certain of which that have been described in this Current Report on Form 8-K) have not been satisfied or waived by the Company and/or KryptoBank in accordance with their terms by July 31, 2021.

Notwithstanding the foregoing, the parties also agree that if the Company has a right to terminate the Share Exchange Agreement, the Company may elect not to terminate this Agreement and may instead seek to specifically enforce the Share Exchange Agreement. The same right is provided to KryptoBank and the Stockholders’ representative, acting jointly. In the event that any party institutes any action or suit to enforce the Share Exchange Agreement or to secure relief from any default or breach of the Share Exchange Agreement, the prevailing party will be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith.

The Share Exchange Agreement includes customary representations, warranties and covenants by the respective parties, and the Company and KryptoBank have each agreed to a customary “no-shop” provision while the Share Exchange Agreement is in effect. Consummation of the transactions contemplated under the Share Exchange Agreement is not subject to a financing condition.

Subject to the conditions set forth in the Share Exchange agreement, the Company currently expects that the Closing will occur prior to July 31, 2021.

The foregoing description of the Share Exchange Agreement is not a complete description of all of the parties’ rights and obligations under the Share Exchange Agreement, and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2021, Dr. Edward White resigned as a director of the Company. Dr. White’s resignation was not a result of any disagreement with the Company, its stockholders, or its management.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2021, Company filed a Certificate of Withdrawal with the Secretary of State of the State of Delaware to withdraw the Certificates of Designation for the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Stock”). The Certificate of Withdrawal was effective upon filing, and no shares of Series A Stock were outstanding at the time the Certificate of Withdrawal was filed.

A copy of the Certificate of Withdrawal is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Withdrawal for Series A Convertible Preferred Stock.
10.1	Share Exchange Agreement dated June 15, 2021 by and among the W Technologies, Inc., KryptoBank Co., the Stockholders of KryptoBank, and Aleksandr Rubin as the Stockholders’ Representative.
10.2	Form of Lock-Up Agreement (Exhibit B to the Share Exchange Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 21, 2021	W Technologies, Inc.

	By:	/s/ Mikael Lundgren
Mikael Lundgren
Chief Executive Officer